COLLATERAL ASSIGNMENT OF PROCEEDS

     COLLATERAL ASSIGNMENT OF PROCEEDS (this "Assignment"), dated as of January I, 1997, by and among ENVIROMETRICS, INC. (Envirometrics, Inc. or any other person or entity succeeding to the fights of Envirometrics, Inc. with respect to any of the Collateral, as hereinafter defined, being the "Debtor"), a Delaware corporation; and SHAKESPEARE PARTNERS, LP ("Shakespeare"), a South Carolina limited partnership; THE UNITED STATES COMPANY ("USC"), a Virginia corporation; RICHARD BENNETT ("Bennett"), an individual resident of South Carolina; CHARLES
F. FEIGLEY ("Feigley"), an individual resident of South Carolina; PRECISION SOUTHEAST, INC. ("PSI"), a South Carolina corporation; TEN STATE STREET, L.L.P. ("10 State"), a South Carolina limited liability partnership; and WALTER H. ELLIOTT III ("Elliott"), an individual resident of South Carolina. Shakespeare, USC, Bennett, Feigley, PSI, 10 State and Elliott are hereinafter referred to collectively as the "Secured Parties" and each individually as a "Secured Party"; Bennett and Feigley are sometimes hereinafter referred to as the "Lease Guarantors".

Preliminary  Statement

     Debtor is indebted to Shakespeare in the principal mount of $200,000, evidenced by a promissory note or notes duly executed by Debtor and delivered to Shakespeare (such mount, together with interest thereon at the rate or rates specified in such note(s) and together with any costs, expenses, fees or other charges specified in such note(s), being the "Shakespeare Debt").

     Debtor is indebted to USC in the principal amount of $186,000, evidenced by two promissory notes dated December 24, 1996 (such amount, together with interest thereon at the rate or rates specified in such note and together with any costs, expenses, fees or other charges specified in such note, being the "USC Debt").

     Debtor has entered into a Lease with James W. Miller, M.D., as landlord ("Miller"), dated the date December 20, 1996 (the "Lease"), of certain real property in which Debtor's main offices are located. Miller has required as a condition to his execution of the Lease that' Debtor's performance thereunder be unconditionally guaranteed by the Lease Guarantors (the "Lease Guaranty"), and the Lease Guarantors has accordingly executed the required guaranties on the Lease instrument. Therefore, Debtor now has a contingent liability to Lease Guarantors in the amount of any payment or payments that such Lease Guarantors may make in the Future pursuant to the relevant Lease guaranty (such contingent liability, as further defined in clause (3)(B) below) being in each case a "Lease Liability"). The total amount of the Lease Liability of the Lease Guarantors shall not exceed $66271 in the aggregate.

     Debtor is indebted to PSI in the aggregate mount of $122,000 (the 'PSI Debt"), representing part of the unpaid portion of the purchase price of certain goods sold and delivered by PSI to Debtor.

     Debtor is indebted to 10 State in the aggregate amount of $55,000 (the "10 State Debt") representing the unpaid portion of legal fees for legal services rendered by Ten State Street to the Debtor and its affiliates since 1995. The 10 State Debt is evidenced by a promissory note dated the date hereof, executed by the Debtor and delivered to 10 State.

     Debtor is indebted to Elliott in the principal amount of $15,038.00 evidenced by a promissory note dated December 31, 1996 (such amount together with interest thereon at the rate or rates specified in such note and together with any costs, expenses, fees or other charges specified in such note being the "Elliott Debt").

     The Shakespeare Debt, the USC Debt, PSI Debt, 10 State Debt and Elliott Debt are sometimes hereinafter collectively referred to as the "Secured Debts".

     Trico Engineering Consultants, Inc. ("Trico") has executed and delivered to the Debtor Trico's Promissory Note dated July 26, 1996 (the "Trico Note") in the principal amount of $600,000. The Trico Note is secured by a Security Agreement dated July 26, 1996 (the "Trico Mortgage"), and by a Pledge Agreement dated July 26, 1996 (the "Pledge Agreement"), each executed by Trico in favor of the Debtor. Payment of the Trico Note is also personally guaranteed by Andrew C. Gillette ("Gillette") under a Pledge Agreement dated July 26, 1996 executed by Gillette in favor of the Debtor (the "Gillette Guaranty"; the Gillette Guaranty, the Pledge Agreement and the Trico Mortgage being collectively the "Security Documents"). The Trico Note provides for monthly payments of principal and interest in accordance with the schedule set forth in Exhibit A hereto (each such payment being a "Trico Note Payment").

     NOW, THEREFORE, the parties agree as follows:

     Section I. Acknowledgment of Other Debt: Effect of Payment. The parties acknowledge that Debtor is or may be indebted to one or more Secured Parties in mounts and by instruments not described in this Assignment, and agree that any such other indebtedness is entirely outside the scope of this Assignment, does not affect any rights of the parties to this Assignment, and is not secured by this Assignment.

     The receipt of payments of Proceeds (as hereinafter defined) hereunder shall not affect the right of any Secured Party to timely payment in full of the debt owed to such Secured Party and secured hereby.

     This Assignment shall terminate and become void when all Proceeds have been received by Debtor (or, as the case may be, by the relevant Secured Parties directly pursuant to the Escrow Agreement) and paid over in accordance with the terms hereof; except that the provisions of Section 3 shall survive such termination.

     Section 2. Assignment and Grant of Security Interest. For the purposes of this Assignment: (a) "Proceeds" shall mean all Trico Note Payments, in whatever form received, and all payments, in whatever form received, made under any of the Security Documents; and (b) "Collateral" shall mean (i) all Proceeds, and
(ii) all of Debtor's right, title and interest in and to the Security Documents.

     Debtor hereby assigns the Collateral to the several Secured Parties to the following extent and in the following priorities:

     (1) Except as provided in sub-paragraph (2) below, upon the receipt of any Trico Note Payment, or any part thereof, the Debtor shall pay over first to Shakespeare the sum of $4,093,43; second to the Lease Guarantor in the amount of any Lease Liability created in the month preceding the month in which the Trico Note Payment is received; third to USC an mount equal to the difference between $2,629.26, the principle mount due under the USC Note, and the mount paid to USC pursuant to the Promissory Note dated December 24, 1996; fourth to PSI the sum of $2,000,00; fifth l0 State the sum of $2,500.00; sixth to Elliott.

     (2) The Debtor covenants that it will use its best efforts to pay all monthly installments of the rent due under the Lease ("Rent") from sources of cash other than Trico Note Payments. If at any time while the Lease Guaranty remains in force the Debtor becomes aware that it will be unable to pay all or part of any installment of Rent from sources of cash other than Trico Note Payments, then the Debtor shall give notice of that prospective inability to the Lease Guarantor, USC, 10 State and PSI, and shall apply the next following Trico Note Payment as follows: first to Shakespeare the sum of $4,093.43; second to the Lease Guarantors in accordance with the Lease Guarantor Agreement executed on December 20, 1996; third to USC an amount equal to the difference between $2629.26, the principle mount due under the USC Note, and the amount paid to USC pursuant to the Promissory Note dated December 24, 1996; fourth to PSI the sum of $2,000.00; fifth to 10 State the sum of $2,500.00; sixth to Elliott.

     (3) (A) Except as provided in clause (3)(B) below, if in any month the amount received from Trico as a Trico Note Payment is insufficient to allow payment in full to each Secured Party the mount otherwise due to such Secured Party under sub-paragraph (1) or (2) above (as applicable), then the Secured Party or Parties which fail to receive the entire amount due in such month shall have no claim against the Debtor, the Collateral, or any other Secured Party in respect of such deficiency. Instead, the amount of such deficiency shall merely continue to constitute part of such Secured Party's Secured Debt.

     (B) Notwithstanding clause (3)(A) above, if the provisions of sub-paragraph
(2) above are applied in any month in order to permit the Debtor to pay Rent, and if the Rent for such month is nevertheless not paid in full, and if as a result of such nonpayment (or inability to pay) the Lease Guarantor makes a payment of Rent, then the amount of such payment by the Lease Guarantor shall constitute a Lease Liability, which shall be satisfied in successive months as provided in subsections (1) and (2) above.

     (4) All Collateral other than Trico Note Payments shall be paid over as received to the respective Secured Parties as follows: first to Shakespeare to the extent of the Shakespeare Debt; second to the 'Lease Guarantor to the extent of any then unsatisfied amount of Lease Liability; third to USC to the extent of the USC Debt; fourth to PSI to the extent of the PSI Debt; fifth to I0 State to the extent of the 10 State Debt; and sixth to Elliott to the extent of the Elliott Debt. All Collateral remaining undistributed after payment in full of all the Debts shall remain the sole property of the Debtor.

     All Proceeds paid over to a Secured Party hereunder shall be deemed applied first to interest on the debt owed to such Secured Party, then to accrued interest thereon, and finally to fees, charges and costs owed by Debtor in connection therewith.

     Section 3. Debtor's Warranties; Disclaimers. Debtor' warrants to each Secured Party that (1) Debtor is the sole owner of the Collateral, free from any adverse claim, security interest, lien or other encumbrance whatever; and (2) Debtor has full legal authority to enter into this Assignment and make assignment of Collateral effected hereby. Debtor has made no investigation and accordingly makes no representation or warranty whatever as to the quality or condition of the 'Collateral, such quality including, without limitation, the creditworthiness of Trico and Gillette, the existence or priority of any lien created by the Security Documents, and any representation or warranty made by Trico or Gillette in any Security Document or the Collateral Note, Each Secured party acknowledges familiarity with their terms and conditions of the Collateral Note, the Security Documents and the Subordination Agreement.

     Section 4. Third Party Bailee to Hold Collateral; Perfection and Notice Fillings. The Secured Parties hereby authorize the law firm of Vincent & Bostic, LLP (the "Escrow Agent") to hold the Collateral Note and the Security Documents, under an Escrow Agreement to be executed and delivered by the Escrow Agent and all parties hereto. Notwithstanding the bailment of the Collateral Note and the Security Documents, the Debtor shall continue to receive and apply all Proceeds as provided herein unless and until an Even of Default (as defined in Section 6 hereof) occurs. Debtor shall not transfer, sell or otherwise alienate or allow any transfer of the Collateral Note or any Collateral or any interest therein. Debtor warrants that it will not, without the prior written approval of' the Secured articles, release, terminate, cancel, modify or amend the Collateral Note or the Security Documents in any material respect, it being Understood that such approval will not be unreasonably withheld by any Secured Party, and any such action by Debtor without such approval by all Secured Parties shall be invalid and without legal operation or effect.

     As soon as practicable after the execution and delivery of this Assignment, Debtor shall execute and deliver to the designated agent of the Secured Parties for filing or recording all such financing statements and memoranda of assignment as the Secured Parties or any of them may reasonably request by any Secured Party in order to confirm, protect or continue the security interest or assignments effected hereby or any rights of any Secured Party hereunder.

     Section 5. Liability of Secured Parties with Respect to Assigned Note. Neither this Assignment nor anything contained herein shall be construed to impose any liability or obligation on any Secured Party on or with respect to the Collateral Note or the Security Documents. Debtor shall indemnify and hold each Secured Party harmless against all costs, claims and other liabilities that such Secured Party may incur to the extent that such costs, claims or other liabilities are the result of such Secured Party's being a party to this Assignment.

     Section 6. Events of Default.

     (a) Under this Assignment. If:

     (1) the Debtor fails to make any payment to any Secured Party within 30 calendar days after the date of which Debtor receives a Trico Note Payment, or

     (2) during any 6-month period Debtor fails to make any payment to one or more Secured Parties of moneys received from Trico Note Payments within 15 calendar days after the date of which Debtor receives a Trico Note Payment, or

     (3) if the Debtor should file any petition for protection from creditors under the provisions of any bankruptcy, insolvency, moratorium or other similar state or federal law affecting creditors' rights generally (or if any such petition should be filed against Debtor and remain undischarged for more than 30 calendar days after being filed), or should Debtor enter into any assignment or composition for the benefit of creditors, then, upon the occurrence of such event, an Event of Default shall be deemed to exist under this Assignment. Debtor shall give immediate written notice of the occurrence of any Event of Default to each Secured Party and to the Escrow Agent, but Debtor's failure to give such notice shall not affect the rights of any Secured Party. Upon the occurrence and continuance of any Event of Default, any Secured Party may give written instructions to the Escrow Agent and to Trico and Gillette, that all further Trico Note Payments must be made directly to the Escrow Agent and not to Debtor. If the Event of Default is later cured, Debtor may, with the written consent of all Secured Parties (which may be withheld in the sole discretion of any Secured Party for any reason or no reason), instruct the Escrow Agent, Trico and Gillette that all further Trico Note Payments must be made directly to Debtor and no longer to the Escrow Agent.

     (b) Under the Security Documents. If any even of default should occur under the Trico Note or any Security Document, Debtor shall immediately notify each Secured Party of such default and shall immediately take all such remedial actions in respect of such event(s) of default ("Remedial Actions") as it may deem reasonable in the circumstances, and shall pursue such actions to the maximum extent feasible to protect the interests of the Secured Parties. A two-thirds majority in interest of the Secured Parties (on the basis of dollar amount of then outstanding debt held) shall have the right to direct Debtor to pursue such Remedial Actions as such Secured Parties require, and may pursue such Remedial Actions, by actions at law or in equity, or by extra-judicial action, in the name and on behalf of the Debtor, for the benefit of all Secured Parties, equalIy and ratably. In such even, Debtor shall cooperate fully with such Secured Parties as requested by them from time to time.

     Section 7. Miscellaneous. (a) This Assignment represents the entire agreement of the parties with respect to the subject matter hereof, and no written or oral representation or statement of any kind, made by any person for any purpose, is part of the agreement represented hereby unless set forth herein; (b) no modification of the terms of this Assignment, nor any consent to any departure from the terms hereof, shall be valid for any purpose unless in writing and signed by the party or parties against whom enforcement is sought;
(c) this Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; and (d) this Assignment shall be governed by the law of South Carolina.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written

                                         ENVIROMETRICS, INC.,
                                         By:
                                         Walter H. Elliott, III, President

                                         SHAKESPEARE PARTNERS, L.P.
                                         By:
                                         H.E. Igoe Jr., General Partner

                                         THE UNITED STATES COMPANY
                                         By:
                                         Richard H. Guilford, President

                                         TEN STATE STREET, LLP
                                         By:
                                         Jonathan Staebler, Partner

                                         PRECISION SOUTHEAST, INC.
                                         By:
                                         Title:
                                         CHARLES F. FEIGLEY
                                         RICHARD D BENNETT